As filed with the Securities and Exchange Commission on November 25, 1997.


                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                     American Financial Group Holdings, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Ohio                                      31-1544320
---------------------------------------     ------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                             One East Fourth Street
                             Cincinnati, Ohio 45202
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                      Name of each exchange on
                            which each class is to be
                                                 registered

Common Stock, without par value                  New York Stock Exchange
-------------------------------------            -------------------------------

-------------------------------------            -------------------------------

-------------------------------------            -------------------------------


        If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

        If this Form relates to the registration of a class of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

        Securities Act registration statement file number to which this form relates: 333-31427 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.        Description of Registrant's Securities to be
               Registered.

     The Description of Common Stock is incorporated by reference to page 44 of Amendment No. 5 to the Registrant's Registration Statement on Form S-4, Registration No. 333-31427 filed October 29, 1997.


Item 2.        Exhibits.

               2. Registration Statement No. 333-31427 filed on Form S-4 effective October 30, 1997.

               4. Articles of Incorporation and Code of Regulations of American Financial Group, Inc. incorporated by reference to Exhibits 3.1 and 3.2 of Registration Statement No. 333-31427 filed on Form S-4 effective October 30, 1997.

               5.   Specimen of Common Stock certificate (filed herewith.)

     The Registrant's name will be changed to American Financial Group, Inc.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                     AMERICAN FINANCIAL GROUP HOLDINGS, INC.



Date: November 25, 1997                  BY:   /s/James C. Kennedy
                                            ---------------------------------
                             James C. Kennedy, Esq.
                                         Title:  Secretary

                                   EXHIBIT 5


                                STOCK CERTIFICATE
                                     [FRONT]

                    COMMON                                COMMON
                     STOCK                                   STOCK
               Without Par Value                       Without Par Value

Number                                                                    Shares

This certificate is transferable                     CUSIP 025932 10 4
in Cincinnati, Ohio or in                       See reverse side for certain
New York, New York                             definitions and other information


                         AMERICAN FINANCIAL GROUP, INC.
                  Organized under the laws of the State of Ohio



This Certifies that____________________ is the registered holder of ___________

           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

        American Financial Group, Inc., (hereinafter referred to as the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation and the Code of Regulations of the Corporation, as now or hereafter amended, (copies of which are on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

[SEAL]

        Dated:__________________


        Countersigned and registered
          American Financial Group, Inc.

By                   Transfer Agent   /s/James C. Kennedy     /s/Carl H. Lindner
                     and Registrar           Secretary        Chairman of the
Authorized Signature                                          Board and Chief
                                                              Executive Officer

                                       STOCK CERTIFICATE
                                            [BACK]


                                AMERICAN FINANCIAL GROUP, INC.

        THE CORPORATION WILL MAIL WITHOUT CHARGE TO THE HOLDER HEREOF, WITHIN FIVE (5) DAYS AFTER RECEIPT OF WRITTEN REQUEST THEREFOR TO ITS SECRETARY OR TO THE TRANSFER AGENT, A COPY OF THE EXPRESS TERMS OF THE SHARES REPRESENTED HEREBY AND OF THE SHARES OF EACH OTHER CLASS OR CLASSES AND SERIES OF SHARES OF STOCK OF THE CORPORATION AUTHORIZED TO BE ISSUED.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common              UNIF GIFT MIN ACT - ..Custodian.....
TEN ENT - as tenants by the entireties                       (Cust)      (Minor)
JT TEN  - as joint tenants with right of                     Under Uniform Gifts
          survivorship and not as                            to Minors Act......
          tenants in common                                              (State)


     Additional abbreviations may also be used though not in the above list.


     For value received, _________________ hereby sell, assign and transfer unto [please insert Social Security or other identifying number of assignee]
________________________________

--------------------------------------------------------------------------------
   Please Print or Type Name and Address Including Postal Zip Code of Assignee

--------------------------------------------------------------------------------
------------------------------------------------------------------ Shares of the
capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint----------------------------------------------------------
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ______________________

                                       ----------------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.